ECLIPSE FUNDS	PLAN OF DISTRIBUTION
PURSUANT TO RULE 12b-1
FOR CLASS C SHARES

SCHEDULE A

(as of February 13, 2009)

MainStay Balanced Fund

MainStay Mid Cap Core Fund

MainStay Small Company Value Fund